Exhibit 99.1

Conference Call:	Today, April 26th 2005 at 11:00 a.m. EDT
Dial-in number:	(800) 366-7449. Replay information below.
Webcast URL:	www.fulldisclosure.com

CONTACT:
Robert C. Griffith	Joseph N. Jaffoni, Karin Oloffson
Chief Operating Officer/Chief Financial Officer	Jaffoni & Collins Incorporated
(303) 706-0778	(212) 835-8500 or FLYR@jcir.com

FOR IMMEDIATE RELEASE

NAVIGANT INTERNATIONAL (FLYRE) REPORTS FIRST QUARTER RESULTS

Denver, CO; April 26, 2005 – Navigant International, Inc. (Nasdaq: FLYRE), the second largest provider of corporate travel management services in the United States based on tickets sold, today reported operating results for its first quarter ended March 27, 2005, as summarized below.

Summary Q1 Financial Results (In millions, except per share data)

	For the Three Months Ended
	March 27, 2005 (3)	March 28, 2004 (3)
Revenues	$122.0	$107.4
Gross Margin	41.6%	41.8%
Net Income (2)	$5.2	$5.4
EBITDA (1)	$15.4	$13.8
Operating Income	$11.9	$11.4
Operating Margin	9.7%	10.6%
Diluted EPS (2)	$0.29	$0.31

(1)	EBITDA is defined as earnings before interest, taxes, depreciation and amortization. A reconciliation of the above EBITDA figures to the Company’s net income is included in the financial table accompanying this release. The Company believes EBITDA provides investors with a liquidity measurement tool utilized by management and a helpful measure with which to evaluate compliance with their credit agreements. The Company’s credit facility contains covenants that are based on an EBITDA measure including covenants concerning total leverage, senior leverage and fixed charges coverage. EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles and investors should not consider this measure in isolation or as a substitute for net income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with generally accepted accounting principles.

(2)	See below in this release for information on a reallocation affecting depreciation and amortization expense.

(3)	Reflects the Company’s current estimate of the impact on operating results of the proposed restatement as discussed below regarding the non-cash amortization of definite-lived identifiable intangible assets acquired in the purchases of businesses during 2001 through 2004 and regarding lease accounting practices. The Company is reviewing whether changes to the non-cash amortization for definite-lived identifiable intangibles in business acquisitions from 1997 through 2000 should also be revised.

Navigant International Reports First Quarter Results, 4/26/05	page 2

Edward S. Adams, Chairman and Chief Executive Officer, commented, “Navigant delivered a solid first quarter with record transaction levels. This factor, as well as recent acquisitions and new business, drove revenue growth of 13.7% in the first quarter of 2005 compared with the first quarter of 2004. Additionally, consolidated revenue per transaction was just slightly below last year’s first quarter, primarily due to increasing customer adoption of our online booking solutions, which resulted in revenues coming in slightly below our guidance. We managed our gross margin back above the 40% level and reported record first quarter EBITDA and operating income, which rose 11.5% and 4.0%, respectively. Our 2005 first quarter diluted earnings per share of $0.29 factors in our current estimates for the treatment of non-cash amortization of intangibles acquired in purchases of businesses from 2001 to 2004 and adjustments to lease expense and amortization of leasehold improvements. Looking forward, we believe, though not yet finalized, these non-cash adjustments will reduce diluted earning per share by approximately 5% to 6% in 2005, relative to the initial 2005 guidance which we provided in February. We are also reviewing whether non-cash adjustments for intangibles in business acquisitions prior to 2001 are needed.

“During the first quarter, total transaction volumes rose 15.8% and tracked slightly above our expectations. This strength in transaction volumes has extended into the second quarter and the trend is expected to continue throughout 2005, as we more fully realize the benefits of new business and the integration of acquisitions completed over the last twelve months.

“Throughout 2005 we will be focused on meeting today’s corporate travel needs through our broad portfolio of value-added services. Our customer-centric approach to delivering solutions, value and cost-savings enable companies as well as the government and military to be highly efficient with their travel budgets. Our attention to customer service has produced historically high client retention rates, strong internal growth, a growing backlog of new proposals and a solid success rate in winning new business on both the domestic and multinational fronts.

“One of the most exciting developments in 2005 will be our efforts to extend our industry leadership though the further implementation of our business solutions strategy. Through a consultative approach to developing travel solutions, this new program will clearly demonstrate to a client’s procurement manager the value of a relationship with TQ3NAVIGANT and our ability to drive further efficiencies, cost savings and compliance with established travel policies. By focusing customers on the benefits of our value added, innovative solutions, we believe that this new approach will also be beneficial to Navigant and strengthen our competitive position.”

Robert C. Griffith, Navigant’s Chief Financial Officer and Chief Operating Officer added, “The stabilization of our gross and operating margins during the first quarter highlight the progress we have made integrating recently acquired businesses and implementing cost management measures. Navigant’s consolidated gross margins were 41.6% and our operating margin was 9.7%. As anticipated, these margins reflect, in large part, the significant growth during latter part of 2004 and seasonality of our meetings and incentive operations, which have lower gross and operating margins. We expect 2005 quarterly gross and operating margins to fluctuate slightly depending on the seasonality of the meetings and incentive operations, which are strongest in the first and fourth quarters with the third quarter being the slowest seasonal period. G&A expenses were 28.9% of revenues for the first quarter of 2005, matching this ratio in the same period last year. With the increase of our meetings and incentive operations in our revenue mix it is relevant to note that 2005 first quarter operating income rose 4.0% over 2004 levels with EBITDA rising 11.5% during the same period.

Navigant International Reports First Quarter Results, 4/26/05	page 3

“Our efforts to file our 2004 10-K and restate our financials remain a top priority. In addition, in response to the notice from the staff of The Nasdaq Stock Market indicating that Navigant is subject to potential delisting from the Nasdaq National Market because of the delay in filing our Form 10-K, we have a hearing with the Nasdaq Listing Qualifications Panel on April 28 to request an extension of time to complete our Form 10-K.

Updated 2005 Guidance

Mr. Griffith concluded, “Outlined in the table below is our updated guidance targets for quarterly and full year 2005 results, including the effects of management’s current estimates for the accounting of the amortization of intangibles acquired in purchases of businesses from 2001 to 2004 and adjustments to lease expense and leasehold improvements amortization. This guidance is subject to change. No other previously disclosed assumptions have changed.”

Summary Quarterly Guidance for 2005 (In millions, except per share data)

	Q2 2005		Q3 2005		Q4 2005		FY 2005
	Prior	New (3)	Prior	New (3)	Prior	New (3)	Prior	New (3)
Revenues	$126.0	$126.0	$120.0	$120.0	$123.5	$123.5	$494.5	$491.5
Net Income (2)	$6.9	$6.6	$5.7	$5.4	$3.3	$3.0	$21.4	$20.2
EBITDA (1)	$17.0	$17.0	$15.0	$15.0	$11.0	$11.0	$58.0	$58.4
Diluted EPS (2)	$0.37	$0.35	$0.31	$0.29	$0.19	$0.17	$1.18	$1.10

(1)	EBITDA is defined as earnings before interest, taxes, depreciation and amortization. A reconciliation of the above EBITDA figures to the Company’s net income is included in the financial table accompanying this release. The Company believes EBITDA provides investors with a liquidity measurement tool utilized by management and a helpful measure with which to evaluate compliance with their credit agreements. The Company’s credit facility contains covenants that are based on an EBITDA measure including covenants concerning total leverage, senior leverage and fixed charges coverage. EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles and investors should not consider this measure in isolation or as a substitute for net income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with generally accepted accounting principles.

(2)	See below in this release for information on a reallocation affecting depreciation and amortization expense.

(3)	Reflects the Company’s current estimate of the impact on operating results of the proposed restatement as discussed below regarding the non-cash amortization of definite-lived identifiable intangible assets acquired in the purchases of businesses during 2001 through 2004 and regarding lease accounting practices. The Company is reviewing whether changes to the non-cash amortization for definite-lived identifiable intangibles in business acquisitions from 1997 through 2000 should also be revised.

Update on Reallocation

As previously announced, as a result of a review of Navigant’s allocation of purchase price between goodwill and customer-related intangibles and other identifiable intangibles for businesses Navigant acquired during 2001 through 2004 Navigant will reallocate some portion of the purchase prices for acquisitions during this time period from goodwill to specific, definite-lived, identifiable assets. The reallocation will affect Navigant’s amortization expenses and result in non-cash charges for 2001, 2002, 2003, and 2004. In addition, the Company also re-evaluated its lease accounting practices and determined that its accounting for leasehold improvements and rent obligations for leased facilities will need to be restated, consistent with the restatements that many companies are currently making. Navigant had historically recognized rent expense on a straight-line basis over the lease term taking into consideration scheduled rent increases, except for scheduled rent increases that were intended to approximate inflation expectations. Navigant determined that all real estate leases with scheduled rent

Navigant International Reports First Quarter Results, 4/26/05	page 4

increases, including increases for inflation expectations, should be accounted for on a straight-line basis, consistent with the guidance in FASB Technical Bulletin No. 85-3, “Accounting for Operating Leases with Scheduled Rent Increases.” In addition, Navigant determined that all amortization periods for leasehold improvements should not extend beyond the term of the applicable lease agreement unless renewals have been determined to be reasonably assured. This lease accounting will also affect Navigant’s previously reported net income and earnings per share for 2000, 2001, 2002, 2003 and 2004.

As a result of both review processes, Navigant will restate previously issued financial information for the fiscal years 2000, 2001, 2002 and 2003, each of the four quarters of fiscal 2003 and the first three quarters of fiscal 2004 and the previously announced results for fiscal 2004 in connection with filing its Annual Report on Form 10-K for December 26, 2004. This Form 10-K will also include the final financial statements for fiscal 2004.

Navigant presently believes that, while not yet finalized, the above-described non-cash adjustments will reduce reported diluted earning per share for 2000, 2001, 2002, 2003 and 2004 by less than 10% for each year. Additionally, Navigant believes that the previously reported results for 2004 will be impacted by these adjustments by less than 5%.

Navigant has determined that it will also review the allocation of purchase prices between goodwill and customer-related intangibles and other identifiable intangibles for businesses Navigant acquired from 1997 through 2000. As a result of the review, Navigant might reallocate some portion of the purchase prices of acquisitions during this time period from goodwill to specific, definite-lived, identifiable assets. If such a reallocation is made and any significant changes in non-cash amortization charges for these intangible assets results from the reallocation, the Company would reflect these changes in the restatement of financial statements as described above, in addition to the changes for acquisitions from 2000 through 2004.

The above information regarding adjustments is preliminary and the related financial statements are not finalized. As such, additional changes or adjustments could arise. Navigant will also revise its quarterly and full year 2005 guidance targets when the financial statements are completed. Navigant is determined to file its 2004 Form 10-K as promptly as possible.

Conference Call Information – 11:00 am EDT, Tuesday, April 26, 2005

The conference call number is 800-366-7449, please call 10 minutes in advance to ensure that you are connected prior to the presentation. A live Webcast of the call will be available on www.fulldisclosure.com (requires a Windows Media Player).

Following its completion, a replay of the call can be accessed for two weeks by dialing 303-590-3000. The access code for the replay is 11028329#. Replays of the Webcast will be available for 30 days at www.fulldisclosure.com.

About Navigant International, Inc.

Denver-based Navigant International, Inc., doing business as TQ3NAVIGANT, is the second largest corporate travel management business services provider in North America based on airline tickets sold serving corporate, government, military, leisure, and meetings and incentive clients. The Company’s “bricks and clicks” end-to-end travel solutions include corporate travel pattern analysis and ReportFLYR powered reporting tools; travel policy development; consulting on cost saving opportunities; airline ticket, hotel and car rental reservations; meeting and convention planning; and leisure travel products. The Company currently employs more than 5,100 Associates and has operations in 1,000 locations in 20 countries and U.S. territories.

Navigant International Reports First Quarter Results, 4/26/05	page 5

Navigant’s shares are traded on the NASDAQ National Market under the ticker symbol “FLYRE.”

This news release contains forward-looking statements, including statements about the Company’s financial results, high leverage of debt to equity, transaction volumes, growth strategies and opportunities, the integration of prior or potential future acquisitions, and general industry or business trends or events. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors, including, without limitation, our significant indebtedness and variable interest payment obligations, restrictions in our credit facility on our ability to finance future operations or capital needs, disruptions in the travel industry such as those caused by terrorism, war or general economic downturn, competition, our ability to continue to acquire and integrate potential future acquisitions, our ability to manage our business and implement growth strategies, failure of technology on which we rely, the final allocation of goodwill to specific definite lived identifiable intangible assets, the conversion of existing customers to online solutions, the decrease in overrides, commissions and incentives from vendors and suppliers, the cancellation of contracts by customers, seasonality of the travel service industry, other risks described in the Company’s annual report on Form 10-K for the year ended December 28, 2003, and the risk factors detailed from time to time in the Company’s SEC reports, including the reports on Forms 10-K and 10-Q. The forward-looking statements made herein are only as of the date of this press release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

# # #

(financial tables follow)

Navigant International Reports First Quarter Results, 4/26/05	page 6

Navigant International, Inc.

Consolidated Statement of Income

(In thousands, except per share amounts)

	Three Months Ended
	March 27, 2005 (2) (Unaudited)	March 28, 2004 (2) (Unaudited)
Revenues	$122,040	$107,379
Operating expenses	71,327	62,539

Gross profit	50,713	44,840

General and administrative expenses	35,310	31,025
Depreciation and amortization expense	3,522	2,390

Operating income	11,881	11,425

Interest expense, net and other	3,478	2,819

Income before provision for income taxes	8,403	8,606
Provision for income taxes	3,165	3,205

Net income	$5,238	$5,401

EBITDA (1)	$15,403	$13,815

Net income per share:
Basic net income per share	$0.34	$0.37

Diluted net income per share	$0.29	$0.31

Weighted average shares outstanding:
Basic	15,492	14,624

Diluted	20,130	19,435

(1)	EBITDA is defined as earnings before interest, taxes, depreciation and amortization. A reconciliation of the above EBITDA figures to the Company’s net income is included below. The Company believes EBITDA provides investors with a liquidity measurement tool utilized by management and a helpful measure with which to evaluate compliance with their credit agreements. The Company’s credit facility contains covenants that are based on an EBITDA measure including covenants concerning total leverage, senior leverage and fixed charges coverage. EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles and investors should not consider this measure in isolation or as a substitute for net income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with generally accepted accounting principles.

(2)	Reflects the Company’s current estimate of the impact on operating results of the proposed restatement as discussed above regarding the non-cash amortization of definite-lived identifiable intangible assets acquired in the purchases of businesses during 2001 through 2004 and regarding lease accounting practices. The Company is reviewing whether changes to the non-cash amortization for definite-lived identifiable intangibles in business acquisitions from 1997 through 2000 should also be revised.

	Three Months Ended
	March 27, 2005	March 28, 2004
Net income	$5,238	$5,401
Add: Provision for income taxes	3,165	3,205
Add: Interest expense, net and other	3,478	2,819
Add: Depreciation and amortization expense	3,522	2,390

EBITDA	$15,403	$13,815